Exhibit  99.1

                         Tri City Bankshares Corporation
                        Quarterly Brochure Financial Data

INCOME STATEMENT (unaudited)
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                                      Six Months Ended           Three Months Ended
                                   06/30/07      06/30/06      06/30/07      06/30/06
Interest Income                  $21,969,781   $19,620,095   $ 1,105,280   $ 9,963,816
Interest Expense                   6,085,282     5,050,301     2,963,347     2,529,834
                                 -----------   -----------   -----------   -----------
Net Interest Income               15,884,499    14,569,794     8,141,933     7,433,982
Other Income                       5,428,136     4,949,273     2,857,916     2,614,298
Less: Other Operating Expenses    13,908,047    13,206,661     7,061,566     6,677,991
                                 -----------   -----------   -----------   -----------
Income Before Income Taxes         7,404,588     6,312,406     3,938,283     3,370,289
Provision for Income Taxes         2,562,000     2,109,000     1,375,500     1,157,000
                                 -----------   -----------   -----------   -----------
Net Income                       $ 4,842,588   $ 4,203,406   $ 2,562,783   $ 2,213,289
Net Income Per Common Share      $      0.55   $      0.48   $      0.29   $      0.25
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BALANCE SHEET (unaudited) June 30, 2007 and 2006
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

ASSETS                                        2007             2006      LIABILITIES & EQUITY            2007            2006
                                         -------------   -------------                                -------------   -------------
Cash and Due                             $  27,831,506   $  28,885,655   Non Interest Bearing         $ 135,753,619   $ 147,623,483
Investment Securities                      117,976,224     124,942,684   Interest Bearing               477,794,695     460,176,015
                                                                                                      -------------   -------------
Federal Funds Sold                                   -      15,238,807   Total Deposits                 613,548,314     607,799,498
Total Loans                                545,641,294     510,268,190   Short Term Debt                  2,859,930         138,912
Reserve for Loan Losses                     (5,753,199)     (5,687,576)  Other Liabilities                 (231,331)        899,797
                                         -------------   -------------                                -------------   -------------
Net Loans                                  539,888,095     504,580,614   Total Liabilities              616,176,913     608,838,207
Bank Premises & Equipment                   19,738,610      20,646,814   Common Stock                     8,843,595       8,729,888
Cash surrender value of life insurance      11,395,502      10,960,489   Additional Paid-In Capital      25,418,242      23,331,724
Other Assets                                 4,624,559       4,996,789   Retained Earnings               71,015,746      69,352,033
                                         -------------   -------------                                -------------   -------------
                                                                         Total Stockholders' Equity     105,277,583     101,413,645
                                                                                                      -------------   -------------
Total Assets                             $ 721,454,496   $ 710,251,852   Total Liabilities & Equity   $ 721,454,496   $ 710,251,852
                                         =============   =============                                =============   =============
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

Exhibit  99.1 (Continued)

                                 STOCK VALUATION

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is irregular. The Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

April 2007          $ 19.35             April 2006          $ 19.35
January 2007          19.35             January 2006          19.35
October 2006          19.35             October 2005          19.35
July 2006             19.35             July 2005             19.35